Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS

2008 THIRD QUARTER RESULTS

DENVER, Colo., November 4, 2008 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the quarter and nine months ended September 30, 2008.

Funds from operations (FFO) attributable to common stockholders totaled $30.8 million for the third quarter of 2008 and $93.4 million for the nine months ended September 30, 2008. FFO was $0.15 per diluted share for the third quarter of 2008 and $0.45 per diluted share for the nine months ended September 30, 2008, compared with $0.15 per diluted share and $0.51 per diluted share reported for the same periods in 2007.

Net income attributable to common stockholders for the third quarter of 2008 was $6.2 million, or $0.04 per diluted share, compared with $11.2 million, or $0.07 per diluted share, reported for the third quarter of 2007. Net income for the nine months ended September 30, 2008 was $22.1 million, or $0.13 per diluted share, versus net income of $34.4 million, or $0.20 per diluted share, for the nine months ended September 30, 2007.

Net income for the first nine months of 2008 includes approximately $22.0 million of gains on the contribution or sale of real estate, of which $0.3 million was recognized in FFO. Net income for the first nine months of 2007 included $40.6 million of gains on the contribution or sale of real estate, of which $12.7 million was recognized in FFO.

DCT Industrial’s balance sheet remains strong, with consolidated debt to book value of total assets (before depreciation and amortization) of 37.5% as of September 30, 2008, compared to 37.4% as of December 31, 2007. The Company’s fixed charge coverage for the third quarter of 2008 was 2.8 times.

518 17TH STREET, 8TH FLOOR  •  DENVER, CO 80202

303.597.2400  •  DCTINDUSTRIAL.COM

“We have been very focused on maintaining a strong balance sheet and financial flexibility for quite some time,” commented Phil Hawkins, Chief Executive Officer of DCT Industrial Trust. “Our strategy has included substantially limiting capital deployment and selling non-strategic assets. As a result, we have sold 14 assets for $120 million and reduced our net investment in real estate during the first nine months of 2008, while maintaining solid leverage relative to book value.”

Dividend

DCT Industrial Trust’s Board of Directors has declared a $0.08 per share quarterly cash dividend, payable on January 16, 2009, to stockholders of record as of December 29, 2008.

“In response to the ongoing turmoil in the economy and the credit markets, we have decided to take the additional step of reducing our annualized dividend from $0.64 to $0.32 per share,” said Mr. Hawkins. “This is a decision we don’t take lightly, but one that we consider prudent in today’s environment. Our new dividend level allows us conserve capital, positions us to meet the challenges of the current economy, and take advantage of opportunities that we expect will present themselves. Companies with strong balance sheets, patience and discipline will be rewarded over time and we believe DCT is positioned accordingly.”

Operating Portfolio

As of September 30, 2008, the Company owned 372 consolidated operating properties, or 51.9 million square feet. Net operating income was $45.8 million in the third quarter of 2008, compared with $46.1 million reported for the third quarter of 2007. DCT’s consolidated operating portfolio occupancy was 91.9% as of September 30, 2008, compared with 91.8% as of June 30, 2008, and 92.4% as of September 30, 2007. Including an additional 14.5 million square feet of operating properties held in joint ventures, occupancy as of September 30, 2008 was 93.2%, flat when compared to June 30, 2008, and down slightly from 93.6% reported a year ago.

Same store net operating income was flat on a cash basis and declined 2.3% on a GAAP basis in the third quarter of 2008, when compared to the same period last year. Occupancy of same store properties was 92.0% as of September 30, 2008, compared with 92.6% as of September 30, 2007 and 92.9% as of June 30, 2008.

Leasing activity remained strong with 3.5 million square feet of leases signed during the third quarter, of which 1.4 million square feet related to leases expiring in 2009 or 2010, versus 2.5 million square feet of leases signed in the second quarter of 2008. Tenant retention was 78.6% for the third quarter of 2008 and 75.6% year to date. Realized rent growth on signed leases for which there was a prior tenant averaged 8.9% on a GAAP basis and 2.8% on a cash basis in the third quarter of 2008.

Institutional Capital Management

DCT Industrial’s institutional capital management business had assets under management of $770.6 million as of September 30, 2008, representing an increase of $84.4 million year to date. Capital management and other fee revenue totaled $0.8 million in the third quarter of 2008, versus $0.4 million in the third quarter of 2007.

During the third quarter of 2008, five bulk distribution buildings in Louisville, KY totaling 900,000 square feet were purchased with one of DCT Industrial’s joint venture partners, Dividend Capital Total Realty Trust.

Capital Deployment Activity

DCT Industrial Trust disposed of nine assets totaling 0.9 million square feet for a combined sales price of approximately $42.5 million during the third quarter of 2008. Year to date the Company has sold 14 assets totaling 2.1 million square feet for a total sales price of $119.8 million. In the first nine months of 2008, DCT Industrial has only acquired one 63,000 square foot building for approximately $4.0 million in order to accommodate the expansion needs of a customer.

As of September 30, 2008, DCT Industrial Trust had 8.3 million square feet under development, including 1.9 million square feet in a 50-50 joint venture.

Financing Activity

Following the end of the third quarter of 2008, the Company drew the remaining $200 million of its $300 million unsecured term loan, using the majority of the funds to pay down the balance on its credit facility. Following this, the $300 million revolving credit facility had $275 million of unused capacity. Including extension options, DCT Industrial does not have any significant debt maturities until December 2010 when its credit facility will mature.

Guidance

DCT Industrial has narrowed its 2008 guidance range to FFO per diluted share of $0.60 to $0.62 and net income of $0.12 to $0.14 per diluted share. The Company’s initial guidance for 2009 FFO is $0.50 to $0.58 per diluted share and net income of $0.00 to $0.06 per diluted share, which includes gains on sale of undepreciated real estate ranging from $0.00 to $0.04 per diluted share.

Conference Call Information

DCT Industrial Trust will host a conference call to discuss third quarter 2008 results and its recent business activities on Wednesday, November 5, 2008 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 423494. A live webcast and replay of the conference call will be available in the investor relations section of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2008, the Company owned, managed or had under development 75.8 million square feet of assets leased to approximately 850 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Sara Knapp, 303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Land	$504,356	$519,584
Buildings and improvements	2,105,347	2,139,961
Intangible lease assets	180,468	188,079
Construction in progress	78,794	35,282

Total Investment in Properties	2,868,965	2,882,906
Less accumulated depreciation and amortization	(382,732)	(310,691)

Net Investment in Properties	2,486,233	2,572,215
Investments in and advances to unconsolidated joint ventures	126,282	102,750

Net Investment in Real Estate	2,612,515	2,674,965
Cash and cash equivalents	29,900	30,481
Notes receivable	20,452	27,398
Deferred loan costs, net	5,632	4,828
Deferred loan costs – financing obligations, net	—	1,345
Straight-line rent and other receivables	27,563	26,879
Other assets, net	26,112	13,096

Total Assets	$2,722,174	$2,778,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$43,399	$31,267
Distributions payable	33,244	32,994
Tenant prepaids and security deposits	13,625	13,896
Other liabilities	8,328	8,117
Intangible lease liability, net	7,709	9,022
Line of credit	163,000	82,000
Senior unsecured notes	425,000	425,000
Mortgage notes	576,793	649,568
Financing obligations	—	14,674

Total Liabilities	1,271,098	1,266,538

Minority interests	303,214	349,782
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 173,306,876 and 168,379,863 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	1,733	1,684
Additional paid-in capital	1,640,462	1,593,165
Distributions in excess of earnings	(486,381)	(426,210)
Accumulated other comprehensive loss	(7,952)	(5,967)

Total Stockholders’ Equity	1,147,862	1,162,672

Total Liabilities and Stockholders’ Equity	$2,722,174	$2,778,992

Book value of total assets before depreciation:
Total Assets	$2,722,174	$2,778,992
Add back accumulated depreciation and amortization	382,732	310,691

Book value of total assets before depreciation and amortization	$3,104,906	$3,089,683

Percentage of debt to total assets	42.8%	41.6%

Percentage of debt to book value of total assets before depreciation and amortization	37.5%	37.4%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES:
Rental revenues	$61,736	$60,748	$186,117	$183,206
Institutional capital management and other fees	763	417	2,237	1,735

Total Revenues	62,499	61,165	188,354	184,941

OPERATING EXPENSES:
Rental expenses	7,612	6,733	23,290	21,366
Real estate taxes	8,286	7,882	25,017	23,860
Real estate related depreciation and amortization	26,569	28,479	83,180	83,292
General and administrative	4,879	5,102	15,844	14,835

Total Operating Expenses	47,346	48,196	147,331	143,353

Operating Income	15,153	12,969	41,023	41,588
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures, net	457	56	1,183	99
Interest expense	(13,339)	(14,533)	(38,905)	(46,236)
Interest income and other	258	839	1,259	3,978
Income taxes	(3)	(283)	(896)	(1,243)

Income (Loss) Before Minority Interests	2,526	(952)	3,664	(1,814)
Minority interests	(401)	186	(511)	456

Income (Loss) From Continuing Operations	2,125	(766)	3,153	(1,358)
Income from discontinued operations	4,017	306	18,539	9,604

Income (Loss) Before Gain On Dispositions Of Real Estate Interests	6,142	(460)	21,692	8,246
Gain on dispositions of real estate interests, net of minority interest	98	11,709	428	26,195

NET INCOME	$6,240	$11,249	$22,120	$34,441

INCOME PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$0.01	$(0.00)	$0.02	$(0.01)
Income from discontinued operations	0.03	0.00	0.11	0.06
Gain on dispositions of real estate interests, net of minority interest	0.00	0.07	0.00	0.15

Net Income	$0.04	$0.07	$0.13	$0.20

INCOME PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$0.01	$(0.00)	$0.02	$(0.01)
Income from discontinued operations	0.03	0.00	0.11	0.06
Gain on dispositions of real estate interests, net of minority interest	0.00	0.07	0.00	0.15

Net Income	$0.04	$0.07	$0.13	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	172,684	168,355	170,840	168,355

Diluted	207,595	201,956	207,487	199,135

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income attributable to common shares	$6,240	$11,249	$22,120	$34,441
Adjustments:
Real estate related depreciation and amortization	26,665	29,761	85,074	86,933
Equity in (income) of unconsolidated joint ventures, net	(457)	(56)	(1,183)	(99)
Equity in FFO of unconsolidated joint ventures	1,549	681	4,533	1,492
(Gain) on dispositions of real estate interests	(4,516)	(13,987)	(22,046)	(40,565)
Gain on dispositions of non-depreciated real estate	64	12	271	12,737
Minority interest in the operating partnership’s share of the above adjustments	(3,919)	(2,731)	(11,870)	(9,333)

Funds from operations attributable to common shares – basic	25,626	24,929	76,899	85,606
FFO attributable to dilutive OP Units	5,179	4,972	16,484	15,543

Funds from operations attributable to common shares – diluted	$30,805	$29,901	$93,383	$101,149

Basic FFO per common share	$0.15	$0.15	$0.45	$0.51
Diluted FFO per common share	$0.15	$0.15	$0.45	$0.51
Weighted average common shares outstanding:
Basic	172,684	168,355	170,840	168,355
Dilutive OP Units	34,911	33,601	36,647	30,780

Diluted	207,595	201,956	207,487	199,135

Guidance:

	Full-Year Range for 2008
Guidance:	(low)	(high)
Earnings per diluted share	$0.12	$0.14
Gains on sale of depreciated assets	(0.10)	(0.10)
Real estate related depreciation and amortization	0.58	0.58

FFO attributable to common shares per diluted share	$0.60	$0.62

	Full-Year Range for 2009
Guidance:	(low)	(high)
Earnings per diluted share	$0.00	$0.06
Gains on sale of depreciated assets	0.00	0.00
Real estate related depreciation and amortization	0.50	0.52

FFO attributable to common shares per diluted share	$0.50	$0.58

Guidance excludes future gains or losses from sale of depreciated assets.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended September 30, 2008 and 2007 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$6,240	$11,249	$22,120	$34,441
Interest expense (1)	13,339	14,716	39,158	46,800
Pro rata share of interest expense from unconsolidated JVs	798	479	1,886	1,095
Real estate related depreciation and amortization (1)	26,665	29,761	85,074	86,933
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	809	588	3,187	1,359
Income taxes	2	294	916	1,278
Stock-based compensation amortization expense	863	623	2,458	1,715
Minority interests (1)	1,238	2,211	4,507	6,068
Non-FFO gains on dispositions of real estate interests and impairment losses, net	(4,504)	(13,975)	(20,595)	(27,828)

Adjusted EBITDA (2)	$45,450	$45,946	$138,711	$151,861

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$13,339	$13,868	$39,106	$42,749
Interest expense related to financing obligations	—	848	52	4,051
Capitalized interest	1,991	1,974	5,910	5,196
Amortization of loan costs and debt premium/discount	(87)	226	313	297
Amortization of financing obligations	—	(108)	(4)	(464)
Pro rata share of interest expense from unconsolidated JVs	798	479	1,886	1,095

Total Fixed Charges	$16,041	$17,287	$47,081	$52,924

Fixed Charge Coverage	2.8	2.7	2.9	2.9

Fixed Charge Coverage, Excluding Financing Obligations	2.8	2.8	2.9	3.1

(1)	Includes amounts related to discontinued operations.

(2)

Adjusted EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization, stock-based compensation expense and minority interest, and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as deprecation and amortization.

The following table is a reconciliation of our property Net Operating Income (NOI) to our reported “Income (Loss) From Continuing Operations” for the three and nine months ended September 30, 2008 and 2007 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Same Store property NOI	$42,083	$43,088	$123,093	$123,632
Non-same store NOI and revenues related to early lease terminations	3,755	3,045	14,717	14,348

Total NOI	45,838	46,133	137,810	137,980
Institutional capital management and other fees	763	417	2,237	1,735
Real estate related depreciation and amortization	(26,569)	(28,479)	(83,180)	(83,292)
General and administrative expenses	(4,879)	(5,102)	(15,844)	(14,835)
Equity in income of unconsolidated joint ventures	457	56	1,183	99
Interest expense	(13,339)	(14,533)	(38,905)	(46,236)
Interest income and other	258	839	1,259	3,978
Income taxes	(3)	(283)	(896)	(1,243)
Minority interests	(401)	186	(511)	456

Income (Loss) from Continuing Operations	$2,125	$(766)	$3,153	$(1,358)

The following table is a reconciliation of our same store NOI to our cash basis same store NOI for the three and nine months ended September 30, 2008 and 2007 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Same Store property NOI	$42,083	$43,088	$123,093	$123,632
Less straight-line rents	(295)	(1,149)	(1,587)	(3,095)
Add-back of net amortization of above/below market rents	191	60	979	985

Cash basis same store NOI	$41,979	$41,999	$122,485	$121,522

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI and cash basis same store NOI to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI and cash basis same store NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. We include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which is defined as earnings from operations before interest, taxes, depreciation, amortization, stock-based compensation expense and minority interest, and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.